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                                                                   EXHIBIT 11.1


                             Eco Soil Systems, Inc.

                  STATEMENT RE: COMPUTATION OF PER SHARE DATA
                 (Amounts in thousands, except per share data)


                                                       1995       1996
                                                      -------    -------
Net loss..........................................    $(1,836)   $(4,193)

Average common shares outstanding.................      4,213      5,815

Net effect of dilutive common share equivalents
based on the treasury stock method................          0          0

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)........................................        994        994
                                                      -------    -------

Adjusted shares outstanding.......................       5,207      6,809
                                                      ========   ========

Net loss per share reflecting
requirements of the SEC...........................    $  (0.35)  $  (0.62)
                                                      ========   ========




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